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                                                                    EXHIBIT 10.8

                                   NewMil Bank
                         Director Split Dollar Agreement

     This Director Split Dollar Agreement is entered into as of this 1st day of January, 2002, by and between NewMil Bank, a Connecticut-chartered, FDIC-insured savings bank with its main office in New Milford, Connecticut (the "Bank") and (the "Director"). This Split Dollar Agreement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

     To reward the Director for service to the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Director's life. The Bank will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

     The following terms shall have the meanings specified:

     "Insured" means the Director

     "Insurer" means .

     "Policy" means insurance policy no.          issued by the Insurer.

     "Termination for Cause" means the Bank's board of directors or a duly authorized committee of the board of directors determines at any time that the Director will not be nominated by the board or committee for reelection as a Director of the Bank or NewMil Bancorp after the expiration of his current term, or if the Director is removed as a director of the Bank, in either case because of the Director's B

          (1)  gross negligence or gross neglect of duties, or

          (2) commission of a felony, or commission of a misdemeanor involving moral turpitude, or

          (3) fraud, disloyalty, dishonesty, or willful violation of any law or significant policy of NewMil Bancorp committed in connection with the Director's service and resulting in an adverse effect on NewMil Bancorp or NewMil Bank, or

          (4) removal from service or permanent prohibition from participation in the conduct of the Bank's affairs by an order issued under
               Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1818(e)(4) or (g)(1)].

     "Termination of Service" means the director ceasing to be a member for the Bank's Board of Directors for any reason whatsoever.

                                    Article 2
                           Policy Ownership/interests

     2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Director's interest has been paid under Section 2.2 of this Split Dollar Agreement.

     2.2 Director's Interest. The Director shall have the right to designate the beneficiary(ies) of death proceeds in the amount of $250,000. The Director shall also have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Director, the Director's transferee and the Director's beneficiary(ies) or estate shall have no rights or interests in the Policy for that portion of the death proceeds designated in this Section
2.2 if Termination of Service of the Director shall have previously occurred as a result of Termination for Cause under this Split Dollar Agreement.

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     2.3 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Director or the Director's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Split Dollar Agreement.

     2.4 Comparable Coverage. Upon execution of this Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate or otherwise abrogate the Director's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Bank shall impute income to the Director in an amount equal to (a) the current term rate for the Director's age, multiplied by
(b) the net death benefit payable to the Director's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

     The Director may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. If the Director transfers all of the Director's interest in the Policy, then all of the Director's interest in the Policy and in the Split Dollar Agreement shall be vested in the Director's transferee, who shall be substituted as a party hereunder, and the Director shall have no further interest in the Policy or in this Split Dollar Agreement.

                                    Article 5
                                     Insurer

     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.

                                    Article 6
                                Claims Procedure

     6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Split Dollar Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          6.1.1 Initiation B Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

          6.1.2 Timing of Bank Response. The Bank shall respond to such claimant

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     within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               6.1.3.1 The specific reasons for the denial,

               6.1.3.2 A reference to the specific provisions of the Split Dollar Agreement on which the denial is based,

               6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               6.1.3.4 An explanation of the Split Dollar Agreement's review procedures and the time limits applicable to such procedures, and

               6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          6.2.1 Initiation B Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

          6.2.2 Additional Submissions B Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               6.2.5.1 The specific reasons for the denial,

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               6.2.5.2 A reference to the specific provisions of the Split
          Dollar Agreement on which the denial is based,

               6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

               6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 7
                                  Miscellaneous

     7.1 Binding Effect. This Split Dollar Agreement shall bind the Director and the Bank and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

     7.2 No Guarantee of Service. This Split Dollar Agreement is not an agreement for services. It does not give the Director the right to remain a director of the Bank, nor does it interfere with the right of the Bank's shareholders not to re-elect the Director or the right of shareholders or the Board to remove an individual as a director of the Bank. This Agreement also does not require the Director to remain a director nor interfere with the Director's right to terminate service at any time.

     7.3 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Connecticut, except to the extent preempted by the laws of the United States of America.

     7.4 Entire Agreement. This Split Dollar Agreement constitutes the entire agreement between the Bank and the Director concerning the subject matter hereof. No rights are granted to the Director under this Split Dollar Agreement other than those specifically set forth herein.

     7.5 Administration. The Bank shall have powers which are necessary to administer this Split Dollar Agreement, including but not limited to the power to:

     (a)  interpret the provisions of the Split Dollar Agreement,

     (b) establish and revise the method of accounting for the Split Dollar Agreement,

     (c)  maintain a record of benefit payments, and

     (d) establish rules and prescribe forms necessary or desirable to administer the Split Dollar Agreement.

     7.6 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Split Dollar Agreement. The Bank may delegate to others certain aspects of management and operational responsibilities, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     7.7 Severability. If for any reason any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Split Dollar Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Split Dollar Agreement shall, to the full extent consistent with the law, continue in full force and effect.

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     7.8 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

     7.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

               (a)      If to the Bank, to:
                        Board of Directors
                        NewMil Bank
                        19 Main Street
                        P.O. Box 600
                        New Milford, Connecticut 06776-0600

               (b)      If to the Director, to:

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     7.10 Amendment and Termination. This Split Dollar Agreement may be amended or terminated only by a writing signed by the Bank and the Director. This Split Dollar Agreement shall terminate automatically if Termination of Service of the Director occurs as a result of Termination for Cause.

     In Witness Whereof, the Bank and the Director have signed this Split Dollar Agreement as of the date and year first written above.

The Director:                                    the Bank:
                                                 Newmil Bank


                                                 By:

                                                 Its:

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                         Split Dollar Policy Endorsement
                                   NewMil Bank
                         Director Split Dollar Agreement

Policy No.                                                             Insured:

     Supplementing and amending the application for insurance to West Coast Life Insurance Company ("Insurer") on December 14, 2001 (the application date), the applicant requests and directs that:

                                  Beneficiaries

     1. NewMil Bank, located in New Milford, Connecticut (the "Bank"), shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid under paragraph (2) below.

     2. The Insured or the Insured's transferee shall designate the beneficiary(ies) of death proceeds in the amount of $250,000, subject to the provisions of paragraph (5) below.

                                    Ownership

     3. The Owner of the Policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

     4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

     5. Notwithstanding the provisions of paragraph (4) above, the Insured, the Insured's transferee, or the Insured's beneficiary(ies) or estate shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured's service with the Bank terminated because of Termination for Cause under the Split Dollar Agreement.

               Modification of Assignment Provisions of the Policy

     6. Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                Owner's Authority

     7. The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Bank accordingly.

     8. Any transferee's rights shall be subject to this Endorsement.

     9. The Owner accepts and agrees to this split dollar endorsement.

     10. The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

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     Signed at New Milford, Connecticut, this             day of       , 2002.
                                                                ------

NewMil Bank


By:
     ------------------------------

Its:
     ------------------------------

     The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates
                                                                             ,
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(relationship:                                       ) as primary beneficiary(s)
              ---------------------------------------
and

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                             (relationship:
----------------------------

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                   ) as secondary beneficiary of the portion of the proceeds
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described in (2) above.

Signed at New Milford, Connecticut, this                  day of         , 2002.
                                                                 --------
The Insured

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